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                                                             Exhibit 27(h)xiiib



                      AMENDMENT TO PARTICIPATION AGREEMENT

         This AMENDMENT TO PARTICIPATION AGREEMENT dated as of June 16, 2003, by and among the PBHG INSURANCE SERIES FUND ("Fund"), a Delaware business trust, PILGRIM BAXTER & ASSOCIATES, LTD. ("Adviser"), a Delaware corporation, and TRANSAMERICA LIFE INSURANCE COMPANY ("Life Company"), a life insurance company organized under the laws of the State of Iowa.

                                   WITNESSETH:

         WHEREAS, the parties hereto have entered into a Participation Agreement dated as of May 20, 2002 (the "Participation Agreement"), pursuant to which the Adviser has agreed to make shares of the Fund available for purchase and redemption by certain Separate Accounts of the Company in connection with the Life Company's Variable Contracts; and

         WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

         (a) Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Appendix B to the Participation Agreement with Appendix B attached to this Amendment.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

PBHG INSURANCE SERIES FUND

By: ___________________________________

Name: _________________________________

Title: ________________________________

PILGRIM BAXTER & ASSOCIATES, LTD.

By: ___________________________________

Name: _________________________________

Title: ________________________________

TRANSAMERICA LIFE INSURANCE COMPANY

By: ___________________________________

Name: _________________________________

Title: ________________________________

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                                   APPENDIX B

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

            Name of Separate Account                   Contracts Funded by Separate Account
------------------------------------------------------------------------------------------------
PFL Corporate Account One                         PBHG Large Cap Growth
                                                  PBHG Growth II Portfolio
                                                  PBHG Technology & Communications Portfolio
                                                  PBHG Select 20 Portfolio
                                                  PBHG Select Value Portfolio
                                                  PBHG Mid-Cap Value Portfolio
                                                  PBHG Small Cap Value Portfolio
                                                  PBHG Small Cap Growth Portfolio

Transamerica Corporate Separate Account Sixteen   Advantage X Variable Adjustable Life Insurance
                                                  Policy
                                                  Form Number EM VC1 TL703
                                                  (may vary by state)